Exhibit 10.10

Certain identified information has been excluded from this exhibit pursuant to item 601(b)(10) of Regulation S-K under the Securities Act of 1933, as amended, because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Assignment Agreement

This ASSIGNMENT AGREEMENT (this “Assignment Agreement”) is entered into by and among Grayscale Investments, LLC (“GSI”), on behalf of itself and each client listed on Schedule II to this Assignment Agreement, Grayscale Operating, LLC (“GSO”), Grayscale Investments Sponsors, LLC (“Assignee”) and Coinbase, Inc. (“Coinbase”), on behalf of itself and as agent for Coinbase Custody Trust Company, LLC (“Coinbase Custody” or “Trust Company”), and, as applicable, Coinbase Credit, Inc. (“Coinbase Credit,” and together with Coinbase and Coinbase Custody, the “Coinbase Entities”) and shall be effective as of 9:05 A.M., Eastern Time, on January 1, 2025 (“Effective Time”). Capitalized terms used but not defined herein shall have the respective meanings set forth in the agreements listed on Schedule I to this Assignment Agreement (collectively, as amended, the “Agreements”).

WHEREAS, pursuant to the terms of that certain Agreement and Plan of Merger, dated as of December 27, 2024, and effective prior to the Effective Time, by and among GSI, GSO and New Grayscale Investments, LLC, GSO shall succeed to all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of GSI, including with respect to the Agreements, all as provided under the Delaware Limited Liability Company Act (the “Grayscale Merger Agreement”);

WHEREAS, GSI and the Coinbase Entities (as applicable) are parties to the Agreements and, upon the effectiveness of the Grayscale Merger Agreement and immediately prior to the Effective Time, GSO and the Coinbase Entities (as applicable) will be parties to the Agreements (it being understood that for purposes hereof, the term “Assignor” shall be deemed to refer to, (i) prior to the effectiveness of the Grayscale Merger Agreement, GSI, and (ii) from and after the effectiveness of the Grayscale Merger Agreement, GSO);

WHEREAS, the Coinbase Entities, GSI and GSO consent to the assignment of the Agreements from the Assignor to the Assignee;

WHEREAS, Assignor and Assignee desire that Assignee assume all of the rights and obligations of Assignor under the Agreements; and

WHEREAS, the Coinbase Entities, GSI and GSO consent to Assignee’s assumption of Assignor’s rights and obligations under the Agreements.

NOW, THEREFORE, in connection with the mutual promises set forth herein, and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Assignment, Novation and Assumption.

a. As of the Effective Time, Assignor assigns, transfers and conveys to Assignee all of Assignor’s right, title and interest in, to, and under the Agreements. The Coinbase Entities accept the assignment, transfer and conveyance of Assignor’s right, title and interest in, to and under the Agreements.

b. Assignor irrevocably novates and transfers to Assignee all of Assignor’s duties, liabilities, and obligations in connection with the Agreements, whether arising prior to, on or subsequent to the Effective Time, and Assignee irrevocably assumes all of those duties, liabilities, and obligations from Assignor as of the Effective Time.

c. From and after the Effective Time, Assignee shall duly perform and discharge all of the past, present and future liabilities and obligations arising out of or related to the Agreements as if Assignee was (and had at all times been) named as a party instead of Assignor.

d. GSI, GSO and each of the Coinbase Entities consent to the novation and assumption set forth above and grants to the Assignee the same rights under or arising out of or related to the Agreements as were granted to Assignor in every way as if Assignee was and had been a party to the Agreements instead of and in place of Assignor.

2. Representations, Warranties and Covenants.

a. The Assignee and Assignor represent, warrant and covenant that:

i. it is duly organized and existing under the laws of its jurisdiction of organization, validly existing and in good standing under the laws of its jurisdiction of organization, has all corporate powers required to carry on its business as now conducted, is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary;

CoinDesk Indices, Inc.

250 Park Avenue South, 2nd Floor

New York, NY 10003

ii. it has full power to execute and deliver this Assignment Agreement and to perform all the duties and obligations to be performed by it under this Assignment Agreement;

iii. the execution, delivery and performance by the party of this Assignment Agreement and the activities contemplated herein are within the party’s corporate powers and have been duly authorized by all necessary corporate action on the part of the party; and

iv. this Assignment Agreement constitutes a valid and binding agreement of the party enforceable against the party in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity) and does not contravene, or constitute a default under, any provision of applicable law or regulation or the documents under which the party is organized or of any agreement, judgment, injunction, order, decree or other similar instrument binding upon the party.

3. Miscellaneous.

a. Counterparts. This Assignment Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Assignment Agreement in a portable document format (.pdf) or by another electronic format shall be as effective as delivery of a manually executed original counterpart of this Assignment Agreement.

b. Ratification. Upon this Assignment Agreement becoming effective at the Effective Time, each Agreement shall be, and be deemed to be, modified and amended in accordance with this Assignment Agreement. Except as specifically amended hereby, all of the terms and conditions of the Agreements are in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect. Each Agreement, as amended by this Assignment Agreement, sets out all terms agreed between the parties and supersedes all other agreements between the parties relating to its subject matter.

c. Governing Law. This Assignment Agreement will be governed by and construed in accordance with the laws of the State of New York, excluding its conflicts of laws principles, except to the extent such state law is pre-empted by federal law.

[signature page follows]

IN WITNESS WHEREOF, each of the undersigned has caused this Assignment Agreement to be executed by its duly authorized officer.

Coinbase, Inc., on behalf of itself and as agent for the Coinbase Entities

By:	/s/ Lauren Abendschein
Name:	Lauren Abendschein
Title:	VP
Date:	December 20, 2024

ASSIGNORS:

Grayscale Investments, LLC, on behalf of itself and each client listed in Schedule II to the Assignment Agreement

By:	/s/ Craig Salm
Name:	Craig Salm
Title:	Chief Legal Officer
Date:	December 20, 2024

Grayscale Operating, LLC

By: New Grayscale Investments, LLC, the sole member of Grayscale Operating, LLC

By: Grayscale Investments, LLC, the sole members of New Grayscale Investments, LLC

By:	/s/ Craig Salm
Name:	Craig Salm
Title:	Chief Legal Officer
Date:	December 20, 2024

ASSIGNEE: Grayscale Investments Sponsors LLC

By: Grayscale Operating, LLC, the sole member of Grayscale Investments Sponsors, LLC

By: New Grayscale Investments, LLC, the sole member of Grayscale Operating, LLC

By: Grayscale Investments, LLC, the sole members of New Grayscale Investments, LLC

By:	/s/ Craig Salm
Name:	Craig Salm
Title:	Chief Legal Officer
Date:	December 20, 2024

Schedule I - Agreements

1. Coinbase Prime Broker Agreement, by and between Grayscale Investments, LLC and the Coinbase Entities, dated as of December 23, 2022.

2. Coinbase Prime Broker Agreement, by and among Grayscale Investments, LLC, Grayscale Bitcoin Trust (BTC) and the Coinbase Entities, dated as of December 29, 2023.

3. Coinbase Prime Broker Agreement, by and among Grayscale Investments, LLC, Grayscale Bitcoin Mini Trust (BTC) and the Coinbase Entities, dated as of May 2, 2024.

4. Coinbase Prime Broker Agreement, by and among Grayscale Investments, LLC, Grayscale Ethereum Mini Trust (ETH) and the Coinbase Entities, dated as of May 23, 2024.

5. Coinbase Prime Broker Agreement, by and among Grayscale Investments, LLC, Grayscale Ethereum Trust (ETH) and the Coinbase Entities, dated as of June 29, 2022.

6. Amended and Restated Master Coinbase Custody Trust Company Custodial Services Agreement, by and among Grayscale Investments, LLC, each of the Grayscale Investment Funds listed in Schedule C thereto and as outlined below, and Coinbase Custody Trust Company, LLC, dated as of June 29, 2022, as amended by Amendment No. 1, dated as of May 10, 2024, Amendment No. 2, dated as of June 20, 2024, Amendment No. 3, dated as of July 12, 2024, and Amendment No. 4, dated as of August 21, 2024.

Schedule II - List of Clients

1. Grayscale Investments, LLC

2. Grayscale Bitcoin Trust (BTC)

3. Grayscale Bitcoin Mini Trust (BTC)

4. Grayscale Ethereum Mini Trust (ETH)

5. Grayscale Ethereum Trust (ETH)

6. Grayscale Investment Funds

i. Grayscale Aave Trust (AAVE)

ii. Grayscale Avalanche Trust (AVAX)

iii. Grayscale Basic Attention Token Trust (BAT)

iv. Grayscale Bitcoin Cash Trust (BCH)

v. Grayscale Chainlink Trust (LINK)

vi. Grayscale Decentraland Trust (MANA)

vii. Grayscale Ethereum Classic Trust (ETC)

viii. Grayscale Filecoin Trust (FIL)

ix. Grayscale Horizen Trust (ZEN)

x. Grayscale Lido DAO Trust (LDO)

xi. Grayscale Litecoin Trust (LTC)

xii. Grayscale Livepeer Trust (LPT)

xiii. Grayscale MakerDao Trust (MKR)

xiv. Grayscale Near Trust (NEAR)

xv. Grayscale Optimism Trust (OP)

xvi. Grayscale Solana Trust (SOL)

xvii. Grayscale Stacks Trust (STX)

xviii. Grayscale Stellar Lumens Trust (XLM)

xix. Grayscale Sui Trust (SUI)

xx. Grayscale XRP Trust

xxi. Grayscale Zcash Trust (ZEC)

xxii. Grayscale Decentralized AI Fund LLC

xxiii. Grayscale Decentralized Finance (DeFi) Fund LLC

xxiv. Grayscale Digital Large Cap Fund LLC

xxv. Grayscale Smart Contract Platform Ex Ethereum (ETH) Fund LLC

xxvi. [***]

xxvii. [***]